UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2010, Vu1 Corporation entered into an Executive Employment Agreement with R. Gale Sellers, the Company’s Chief Executive Officer.  See Item 5.02 below for a summary of the terms of the Executive Employment Agreement.  A copy of the Executive Employment Agreement is filed with this Form 8-K as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 23, 2010, the Board of Directors appointed Gregory Owens Jr. as a member of the Board of Directors of Vu1 Corporation.  With Mr. Owen’s appointment, the size of the Board is currently seven directors.

Mr. Owens, age 31, has been the Senior Vice President at Smith Asset Management, Inc. and a Portfolio Manager for SAM Advisors, LLC in New York City since February, 2008.  Prior to that, Mr. Owens was with Citigroup Capital Markets as a Portfolio Manager and Financial Advisor from December, 2003 to February, 2008.

SAM Advisors, LLC is the largest holder of common stock of the Company.  An affiliated entity, SAM Special Opportunity Fund, LP has made cash advances to the Company under a convertible grid note of $1,176,250 and $921,782 in 2009 and 2010, respectively which are still outstanding.  Other than these advances, there have been no other related party transactions with the Company during the last two years.

Mr. Owens is not considered an independent director by virtue of his affiliation with SAM Advisors, LLC.

Compensatory Arrangement of Chief Executive Officer

On July 9, 2010 the Company executed an Executive Employment Agreement with its Chief Executive Officer and Director, R. Gale Sellers.  The agreement provides for a salary of $240,000 per annum effective January 1, 2010.  In addition, the Company granted a ten-year option to purchase 1,000,000 shares of Company common stock at an exercise price of $0.43per share vesting 500,000 shares upon the execution of the contract with the remaining 500,000 options vesting ratably through December 31, 2010. The grant was made from the 2007 Stock Compensation Plan and pursuant to the Company’s standard form of stock option agreement.  The exercise price for the stock option grants was set at the closing market price of the Company’s common stock on the OTC Bulletin Board on July 9, 2010, the date that the Board approved the contract.

The Executive Employment Agreement also calls for the payment of six months’ annual salary in the event Mr. Sellers is terminated other than for cause, as defined in the Employment Agreement.

The Executive Employment Agreement expires on December 31, 2010, unless terminated earlier in accordance with the agreement.

The summary of the Executive Employment Agreement above is qualified in its entirety to Exhibit 10.1 attached to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: July 27, 2010	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer